Exhibit 10.9

                                 AMENDMENT NO. 2
                        TO REGISTRATION RIGHTS AGREEMENT

         This is an Amendment No. 2 ("Amendment") to the Registration Rights Agreement dated April 30, 2003, as amended, entered into by and between Health Systems Solutions, Inc. (the "Company") and Stanford Venture Capital Holdings, Inc ("Stanford").

         WHEREAS, the Parties entered into a Registration Rights Agreement dated April 30, 2003, as amended (the "Registration Rights Agreement"), and the Parties wish to amend the Registration Rights Agreement;

         NOW, THEREFORE, in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties. The Parties, intending to be legally bound, agree as follows:

         A. Amendment. Section 4(a) of the Registration Rights agreement is deleted in its entirety and replaced with the following:

         "4. REGISTRATION RIGHTS WITH RESPECT TO THE REGISTRABLE SECURITIES

(b) The Company agrees that it will prepare and file with the Commission, (i) on or before December 31, 2004, a registration statement (on Form S-1 or SB-2, or other appropriate registration statement form) under the Securities Act (the "Registration Statement"), and (ii) if at least 20% of the Registrable Securities covered under the Registration Statement filed under (i) remain unsold during the effective period of such Registration Statement, then within 20 days following receipt of a written notice from the holders representing a majority of such unsold Registrable Securities, another Registration Statement so as to permit a resale of the Securities under the Securities Act by the Holders as selling stockholders and not as underwriters.

         The Company shall use diligent best efforts to cause the Registration Statement to become effective as soon as practical following the filing of the Registration Statement. The number of shares designated in the Registration Statement to be registered shall include 150% of the Conversion Shares and shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission. The Company will notify the Holders and its transfer agent of the effectiveness of the Registration Statement within one Trading Day of such event."

         B. Continuing Effect of Registration Rights Agreement. Unless expressly modified by the provisions of this Amendment, the terms of the Registration Rights Agreement, remain in full force and effect and are expressly ratified herein.

         C. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties have respectively caused this Amendment to be executed as of this 25th day of March, 2004.

                                     COMPANY
                                            HEALTH SYSTEMS SOLUTIONS, INC.

                                                   By: /s/ B.M. Milvain
                                                       ----------------
                                                 Name:     B.M. Milvain
                                                Title:     President

                                       STANFORD VENTURE CAPITAL HOLDINGS, INC.

                                                   By: /s/ James Davis
                                                       ---------------
                                                Name:      James Davis
                                               Title:      President